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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

         Agreement, made this 15th day of June, 2000, between Crown Media Holdings, Inc., a Delaware corporation with offices at 12700 Ventura Boulevard, Los Angeles, California 91604 or its permits assigns ("Employer") and Andre Carey ("Employee").

                                   WITNESSETH:

         WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions set forth:

         NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

         1. Employment and Duties.

         (1) Effective June 19, 2000 (the "Effective Date"), Employer hereby employs Employee and Employee hereby agrees to serve as Executive Vice President, Worldwide Production and Original Programming reporting directly to the Chief Executive Officer of Employer. Employee agrees to perform such services as are consistent with Employee's position. Employee shall use his best efforts to promote the interests of Employer and shall devote his full business time, energy and skill exclusively to the business and affairs of Employer during the "Term" (as "Term" is defined in Paragraph 2 below).

         (2) Employee's primary duties shall be to oversee and coordinate the strategic planning, development and production of original properties, programming and projects for Employer owned, controlled or affiliated networks worldwide.

         (3) During the course of Employee's employment hereunder, Employer may be incorporating subsidiary production companies for the development of specific programming, properties or projects. Employer shall have the right to loan or make Employee available, without additional compensation to Employee, to perform services for any programming, property or project owned or controlled by Employer, any such subsidiary or Hallmark Entertainment, Inc., provided, that his duties for any such entity or projects shall be consistent with his duties hereunder. Employee further agrees that all the terms of this Employment

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Agreement shall be applicable to Employee's services for Hallmark, each such subsidiary or Hallmark Entertainment, Inc.

         (4) As a condition to Employer being bound hereunder, Employee shall pass a drug test to Employer's satisfaction, by a testing service chosen by Employer.

         2. Term of Employment. The term of Employee's employment ("Term") with Employer shall commence on the Effective Date and shall end on June 19, 2003 unless terminated earlier as is provided in Paragraph 8 of this Agreement or extended by mutual agreement of the parties.

         3. Compensation.

         (1) Salary. As compensation for Employee's services hereunder, Employer shall pay to Employee a salary at the rate of $325,000 per year during the first year of the Term, $375,000 per year during the second year of the Term and $425,000 during each of the third year of the Term. Such salary shall be paid biweekly, in arrears.

         (2) Bonuses. At the end of each calendar year, during the Term, Employee will be paid such bonus as Employer in its discretion determines, provided that Employer shall pay Employee an annual bonus of no less than 20% of his then annual salary rate for such year (pro rated for partial years). Bonus payments shall be made no later than 30 days after end of calendar year end.

         (3) Withholding. All payments of salary shall be made in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each payment of compensation to Employee such items as federal, state and local income taxes, FICA, unemployment insurance and disability contributions, and such other deductions as may be required by law.

         (4) Expenses. During the Term, Employer shall pay or reimburse Employee on an accountable basis for all reasonable and necessary out-of-pocket expenses for entertainment, travel (including first class commercial air travel, or if first class air travel is not available, on a best available commercial basis), meals, hotel accommodations and other expenditures incurred by Employee in connection with Employee's services to Employer in accordance with Employer's expense account policies for its executive personnel or with the approval of the Chief Executive Officer of Employer.


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         (5) Fringe Benefits. During the Term, Employee shall be entitled to receive the following fringe benefits: (i) an allowance of $950.00 per month for an automobile, (ii) group medical, dental, life and disability insurance as per Employer policy, and (iii) any other fringe benefits, including paid vacation, on terms that are or may become available generally to comparable executives of Employer. Employee's level of participation in any Employer plan will be subject to Employer's discretion, but at a level consistent with other comparable executives of Employer.

         (6) Stock Options. Employer will be granted, effective on the Effective Date, options to purchase 75,000 shares of Employer's common stock pursuant to Employer's stock option plan (the "Plan"). Such options shall vest in four equal annual installments commencing on the first anniversary of the Effective Date of this Agreement and annually thereafter, and shall be subject to the terms of the Plan and the stock option agreement to be entered into in connection therewith. The Option Price of such options shall be the Fair Market Value (as defined in the Plan) of the shares which are subject to the options on the Effective Date. Additional stock options may be granted in the sole discretion of the Board of Directors of Employer.

         4. Place of Employment; Personal Assistant. During the Term, Employee shall be required to perform Employee's duties at the principal office of Employer set forth above, or at such other principal location in the Los Angeles metropolitan area (or such other location as may be mutually agreeable to Employer and Employee), and Employee shall undertake all reasonable travel required by Employer in connection with the performance of Employee's duties hereunder. Employer will provide Employee with a personal assistant.

         5. Confidentiality, Intellectual Property; name and Likeness.

         (1) Employee agrees that Employee will not during the Term or thereafter divulge to anyone (other than Employer (and its executives, representatives and employees who need to know such information) or any persons designated by Employer) any knowledge or information of any type whatsoever designated or treated as confidential by Employer relating to the business of Employer or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets, business strategies, marketing and distribution plans as well as concrete proposals, plans, scripts, treatments and formats described in subparagraph (b) below. Employee further agrees that Employee will not disclose, publish or make use of any such knowledge or information of a confidential nature (other than in the performance of Employee's duties hereunder) without the


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prior written consent of Employer. This provision does not apply to information which becomes available publicly without the fault of Employee or information which Employee discloses in confidence to his own privileged representatives or is required to disclose in legal proceedings, provided Employee gives advance notice to the Chief Executive Officer of Employer and an opportunity to Employer to resist such disclosure in legal proceedings.

         (2) During the Term, Employee will disclose to Employer all concrete proposals, plans, scripts, treatments, and formats invented or developed by Employee during the Term which relate directly or indirectly to the business of Employer or any of its subsidiaries or affiliates including, without limitation, any proposals and plans which may be copyrightable, trademarkable, patentable or otherwise exploitable. Employee agrees that all such proposals, plans, scripts, treatments, and formats are and will be the property of Employer. Employee further agrees, at Employer's request, to do whatever is necessary or desirable to secure for the Employer the rights to said proposals, plans, scripts, treatments, and formats, whether by copyright, trademark, patent or otherwise and to assign, transfer and convey the rights thereto to Employer at Employer's expense.

         (3) Employer shall have the right in perpetuity to use Employee's name reasonably in connection with credits for programming, properties and projects for which Employee performs any services pursuant to this Agreement; provided that the terms regarding use of Employee's name in connection herewith shall be mutually agreed upon at the time such services are to be provided.

         6. Employee's Representations. Employee represents and warrants that:

         (1) Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee's duties and obligations hereunder;

         (2) To the best of Employee's knowledge. Employee is not subject to any undisclosed medical condition which might have a material effect on Employee's ability to perform satisfactorily Employee's services hereunder.

         7. Non-Competition; No Raid.

         (1) During the Term, Employee shall not engage directly or indirectly, whether as an employee, independent contractor, consultant, partner, shareholder or otherwise, in a business or


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other endeavor which materially interferes with any of his duties or obligations hereunder of which is directly competitive with the business of the Employer or its subsidiaries, including but not limited to the production. distribution or any other exploitation of audiovisual television material (the "Other
Business").

         (2) Employee further agrees that during the Term and for a period of one year thereafter, Employee will not employ, or knowingly attempt to employ or assist anyone else to employ, any person who is, at the date of termination of Employee's employment, working as an officer, policymaker or in high-level creative development or distribution (including without limitation executive employees) for or rendering substantially full-time services as such to Employer.

         8. Termination.

         (1) This Agreement may be terminated and the Term ended on five (5) business days' written notice for any one of the following reasons (except (i) in which case termination shall occur on the date of death):

                  (1) The death of Employee;

                  (2) The physical or mental disability of Employee to such an extent that Employee is unable to render services to Employer for a period exceeding an aggregate of thirty (30) business days during any twelve month period of the Term. For purposes of counting the aggregate of thirty (30) business days, days properly designated by Employee as vacation days shall not be counted;

                  (3) For "cause," which for purposes of this Agreement shall be defined as:

                           (A) the use of drugs and/or alcohol which interfere
materially with Employee's performance of Employee's services under this Agreement;

                           (B) Employee's conviction of any act which
constitutes a felony under federal, state or local laws or the law of any foreign country;

                           (C) Employee's persistent failure after written
notice to perform, or Employee's persistent refusal to perform after written notice, any of Employee's duties and responsibilities pursuant to this Agreement; or

                           (D) Employee's dishonesty in non-trivial financial
dealings with or on behalf of Employer, its subsidiaries, affiliates and parent corporation or in connection with performance of his duties hereunder.


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         (2) Employer shall also have the right to terminate Employee prior to the expiration of the Term in addition to pursuant to Paragraph 8(a) above by providing Employee with not less than thirty (30) days' advance notice in writing. In the event of a termination pursuant to this Paragraph 8(b): (i) the Employer shall pay to the Employee, commencing thirty (30) days after such notice of termination, the remaining amounts described in Paragraph 3(a) above for the balance of the Term at such time or times such payments would otherwise be due. Employer shall have no further obligations to Employee hereunder. If Employer terminates Employee under this Paragraph 8(b), Paragraph 7(a) shall not apply from the date of termination.

         (3) In the event that Employer terminates this Agreement due to any of the reasons set forth in Paragraphs 8(a)(i), 8(a)(ii) or 8(a)(iii)(A-D) above, Employee shall be paid Employee's salary through the later of the expiration of the five (5) business days period referred to in Paragraph 8(a) or the end of the month in which the termination event occurs, after which Employer's obligation to pay salary to Employee shall terminate. After making the payments provided for in this sub-paragraph (c), Employer shall have no further obligations to Employee pursuant to this Agreement.

         (4) Upon termination of this Agreement, Employee shall promptly return all of Employer's property to Employer.

         (5) Upon termination of Employee's employment for any reason, Employee shall tender Employee's resignation from the Board of Directors of any of Employer's subsidiaries or affiliates on which Employee is serving, and Employer shall accept such resignation forthwith.

         9. Breach; Remedies. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of the breach by Employee of the terms and conditions of this Agreement, Employer shall be entitled, inter alia, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, and to seek to enforce the specific performance thereof by Employee, and/or to seek to enjoin Employee from performing services for any other person, firm or corporation. The parties further stipulate that the law of California shall apply to any dispute of action regarding this Agreement.

         10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights, interests and obligations of Employee herein may not be sold, transferred,


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assigned, pledged or hypothecated, although he may assign or use as security payments due hereunder from Employer. The rights and obligations of Employer hereunder shall bind in their entirety the successors and assigns of Employer, although Employer shall remain fully liable hereunder. As used in this Agreement, the term "successor" shall include any person. firm, corporation or other business entity which at the time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Employer.

         11. Amendment; Captions. This Agreement contains the entire agreement between the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement. If any clause in this Agreement is found to be unenforceable, illegal or contrary to public policy, the parties agree that this Agreement shall remain in full force and effect except for such clause.

         12. Prior Agreements. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed, and sets out the full agreement between the parties concerning its subject matter.

         13. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or. if mailed, by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at the address for Employee appearing in Employer's records and, in the case of Employer, addressed to its Chief Executive Officer at the address first written above. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

         14. Periods of Time. Whenever in this Agreement there is a period of time specified for the giving of notices or the taking of action, the period shall be calculated excluding the day on which the giver sends notice and excluding the day on which action to be taken is actually taken.

         15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.


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         IN WITNESS WHEREOF, Employer has by its appropriate officer signed this
Agreement and Employee has signed this Agreement as of the day and year first above written.


                                         CROWN MEDIA HOLDINGS, INC.



                                         By        /s/ DAVID EVANS
                                           ------------------------------------
                                                       David Evans
                                                    President and CEO



                                         Accepted and Agreed to:

                                                   /s/ ANDRE CAREY
                                         --------------------------------------
                                                       Andre Carey

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